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                                                                   EXHIBIT 99.08

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                           DIRECTOR DEFERRED FEE PLAN

            1. Purpose. The purpose of the Heidrick and Struggles International,
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Inc. Director Deferred Fee Plan (the "Plan") is to provide non-employee directors of the Company with the opportunity to defer taxation of such director's fees and to provide such directors with an equity interest in the Company.

            2. Definitions. The following terms when used herein with initial
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capital letters shall have the following respective meanings unless the text clearly indicates otherwise:

            (a) Affiliate. "Affiliate" shall mean any entity (whether or not
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      incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c) or 414(o) of the Internal Revenue Code of 1986, as amended, and any joint venture or partnership 10% or more of the profits or capital interest of which is owned by the Company or an Affiliate.

            (b) Beneficial Owner. "Beneficial Owner" shall have the meaning
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      ascribed to such term in Rule 13d-3 under the Securities Exchange Act of
      1934, as amended (or any successor rule thereto).

            (c) Board of Directors. "Board of Directors" means the Board of
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      Directors of the Company.

            (d) Change in Control. "Change in Control" shall have the meaning
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      assigned in Section 8 hereof.

            (e) Common Stock. "Common Stock" means the common stock of the
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      Company or any security or other property (including cash) into which such
      Common Stock may be changed by reason of: (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

            (f) Common Stock Account. "Common Stock Account" means the
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      bookkeeping account established and maintained under this Plan which is credited with Common Stock in accordance with Section 5 hereof. Within each Common Stock Account, the Company shall maintain a subaccount reflecting the Fees deferred from a specific calendar year.

            (g) Company. "Company" means Heidrick & Struggles International,
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      Inc., a Delaware corporation, and its successors.

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            (h) Director. "Director" means a member of the Board of Directors
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      who is not an employee of the Company or any of its Affiliates.

            (i) Fair Market Value. "Fair Market Value" of a share of Common
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      Stock, as of any date, means the arithmetic mean of the high and low prices of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Common Stock is regularly quoted, the Fair Market Value shall be the value established by the Board of Directors in good faith. If no sale of Common Stock shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Common Stock have been so reported or quoted shall be used.

            (j) Fees. "Fees" means the compensation payable to a Director for
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      his or her services as a Director.

            (k) Person. "Person" shall have the meaning ascribed to such term in
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      Section 3 of the Securities Exchange Act of 1934, as amended, or as such term is used for purposes of Section 13(d) or 14(d) of such Act (or any successor section thereto).

            (l) Plan. "Plan" means the plan set forth in this instrument, and
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      known as the "Heidrick & Struggles International, Inc. Director Deferred
      Fee Plan," as adopted at the meeting of the Board of Directors held December 12, 2001.

            3. Eligibility. A Director shall become a participant in the Plan
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upon the later of the effective date of the Plan or the date such individual becomes a Director.

            4. Deferred Compensation. With respect to any Director, the Company
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shall defer payment of all Fees payable by the Company to such Director with respect to each year starting on and after the effective date of the Plan as set forth herein.

            5. Deferral Accounts.
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            (a) Amount of Deferrals. The amount of a Director's Fees deferred
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pursuant to Section 4 above shall be automatically credited to the Common Stock
Account so specified in Section 5(b) and shall not otherwise be paid to such Director except as provided in Sections 6, 8 and 11 hereof. Deferred Fees cannot be transferred except as otherwise provided herein.

            (b) Common Stock Account. Each Director's Common Stock Account shall
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be credited with that quantity of Common Stock equal to the number of full and fractional shares of Common Stock (to the nearest thousandth) which could have been purchased by the Director


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with the Fees based on the Fair Market Value of such underlying shares of Common
Stock on the date immediately preceding the date of the annual meeting of the Company in the year to which such Fees relate.

            6. Payment of Deferred Compensation. Subject to Section 8 hereof,
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with respect to Fees deferred from a specified calendar year, the Company shall pay to each Director in shares of Common Stock the number of whole shares of Common Stock (with any fractional shares to be paid in cash based on the Fair Market Value of the Common Stock on the date of payment) credited to the subaccount of the Director's Common Stock Account for that calendar year as soon as practicable after the earlier of (a) the third anniversary of the date of the annual meeting of the Company in the year to which such Fees relate, or (b) the first business day on which such person ceases to be a Director. If a Director dies before all amounts credited to his Common Stock Account have been distributed to him or her, the Company shall pay to the Director's beneficiary or beneficiaries, in shares of Common Stock, the number of whole shares of Common Stock (with any fractional shares to be paid in cash based on the Fair Market Value of the Common Stock on the date of payment) credited to such Director's Common Stock Account as soon as practicable after the Director's death.

            7. Beneficiaries. A Director may, by executing and delivering a
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beneficiary election form to the Secretary of the Company prior to the
Director's death, designate a beneficiary or beneficiaries to whom distribution of his or her interest under this Plan shall be made in the event of his or her death prior to the full receipt of his or her interest under this Plan, and he or she may designate the portions to be distributed to each such designated beneficiary if there is more than one. Any such designation may be revoked or changed by the Director at any time and from time to time by filing, prior to the Director's death, with the Secretary of the Company, an executed beneficiary election form. If the Director fails to designate a beneficiary, the beneficiary will be the estate of the Director.

            8. Change in Control. In the event of a Change in Control, the
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Company shall pay to each Director in shares of Common Stock the number of whole shares of Common Stock (with any fractional shares to be paid in cash based on the Fair Market Value of the Common Stock on the date of the Change in Control) credited to such Director's Common Stock Account on the date of such Change in Control, or as soon as practicable thereafter. For purposes of this Plan, "Change in Control" shall mean the occurrence of any of the following events:

            (a) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then-outstanding securities;

            (b) during any period of 24 months (not including any period prior to June 30, 2002), individuals who, at the beginning of such period, constitute the Board of Directors, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections


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     8(a), (c) or (d) hereof, (ii) a director nominated or proposed by any
     Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's securities) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, (other than a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66-2/3 percent of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation, and (ii) after which no Person holds 30 percent or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity or its parent corporation);

          (d) the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company's assets; or

          (e) any other event occurs which the Board of Directors determines, in its discretion, to be a Change in Control.

          Notwithstanding the foregoing, a Change in Control shall not occur with respect to the Director by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (i) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (ii) individuals (which may or may not include the Director) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.


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            9. Non-Assignability. Neither a Director nor any beneficiary
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designated by him or her shall have any right to, directly or indirectly, alienate, assign or encumber any amount that is or may be payable hereunder.

            10. Governing Law. To the extent not preempted by federal law, the
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provisions of this Plan shall be interpreted and construed in accordance with the laws of Illinois.

            11. Effective Date. This Plan shall become effective on December 12,
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2001. The Board of Directors may amend, suspend or terminate the Plan at any time; provided that no such amendment, suspension or termination shall adversely affect the amounts in any then-existing Common Stock Account. Upon termination of the Plan, the Company shall pay to each Director in shares of Common Stock the number of whole shares of Common Stock (with any fractional shares to be paid in cash based on the Fair Market Value of the Common Stock on the date of termination of the Plan) credited to such Director's Common Stock Account on the date of such termination or as soon as practicable thereafter.

            12. Unfunded Plan. This Plan shall be unfunded. Amounts payable
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hereunder shall be paid from the general assets of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Company in meeting its obligations in respect of benefits payable under the Plan. Any such trust agreement shall contain procedures to the following effect:

            (a) In the event of the insolvency of the Company, the trust fund will be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if the Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Company becomes insolvent, the Board of Directors and chief executive officer of the Company shall notify the trustee of that event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegation of the Company's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Company's creditors, and shall take such steps as are necessary to determine within thirty
(30) days whether the Company is insolvent. In the case of the trustee's actual knowledge of or other determination of the Company's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Company's creditors as directed by a court of competent jurisdiction; and

            (b) The trustee shall resume payment of benefits under the trust agreement only after the trustee has determined that the Company is not insolvent (or is no longer insolvent, if the trustee had previously determined the Company to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to paragraph (a) of this Section 12 and subsequently resumes such payment, the first payment on account of a Director following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Director under the trust agreement and the aggregate payments actually made on account of such Director by the Company during any such period of discontinuance, plus interest


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on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.


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